Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Peter Rendall 401-847-3327 prendall@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports First Quarter Results

•	Revenue of $41.3 million for the first quarter, up 12% from a year ago

•	Net loss of $1.4 million, net loss per share of $0.09, non-GAAP net income of $0.9 million, and non-GAAP EPS of $0.06
MIDDLETOWN, RI, May 7, 2015 -- KVH Industries, Inc., (Nasdaq: KVHI) reported financial results for the first quarter ended March 31, 2015 today. The company will hold a conference call to discuss these results at 10:30 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Highlights

•	Continued growth in mini-VSAT Broadbandsm Q1 airtime revenue, up 12% year-over-year

•	Including the impact of Videotel, strong year-over-year growth in subscription-based service revenue, which represented 61% of total revenue in Q1, up from 47% a year ago

•	Gross profit margin of 43% compared to 39% a year ago

•	Non-GAAP adjusted EBITDA in the first quarter of $2.8 million up from $1.1 million in the comparable quarter last year

“Overall we are very pleased with our progress in the first quarter. In particular, we are excited about the reception given to our new IP-MobileCast™ service and are already seeing the benefit of having an integrated service and content offering,” said Martin Kits van Heyningen, KVH’s chief executive officer. “We believe that the availability of IP-MobileCast played a major role in our ability to win recent larger fleet deals for which we might not have been as competitive in the past. Although the daily usage on metered plans related to the offshore oil and gas services was down significantly during the quarter, other sectors, like commercial shipping and leisure, remain strong. Our VSAT pipeline and backlog are robust.”

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Financial Highlights (in millions, except per share data)

	Quarter Ended
	March 31, 2015	March 31, 2014
GAAP Results
Revenue	$41.3	$37.0
Net loss	$(1.4)	$(1.1)
Net loss per share	$(0.09)	$(0.07)

Non-GAAP Results
Net income (loss)	$0.9	$ (0.0)
Net income (loss) per share	$0.06	$ (0.00)
Adjusted EBITDA	$2.8	$1.1
For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
First Quarter Financial Summary
Revenue was $41.3 million for the first quarter, an increase of 12% compared to the first quarter of 2014. First quarter product revenues of $15.4 million were 15% lower than the prior year quarter, primarily driven by a 31% year-over-year decline in fiber optic gyro revenues. Service revenues in the first quarter were $25.9 million, an increase of 37% compared to the first quarter of 2014, and includes $5.9 million of revenues from our July 2014 acquisition of Videotel™. Airtime service revenues, which include mini-VSAT Broadband airtime revenues, were up 12% year-over-year. Content and services revenues, which include our entertainment and new e-Learning and safety content, were up 112% in the first quarter of 2015 compared to the first quarter of 2014, including Videotel revenues.
For the first quarter, net loss on a GAAP basis was $1.4 million, or $0.09 per share, while non-GAAP net income was $0.9 million or $0.06 per diluted share. During the same period last year, the company reported a GAAP net loss of $1.1 million, or $0.07 per share, and a non-GAAP net loss of $0.0 million, or $0.00 per diluted share.
Non-GAAP adjusted EBITDA was $2.8 million for the first quarter of 2015 compared to $1.1 million in the prior year quarter. Included in non-GAAP adjusted EBITDA was $1.4 million and $0.5 million related to the amortization of intangible assets for the three months ended March 31, 2015 and 2014, respectively. The acquisition of Videotel on July 2, 2014 generated the year-over-year increase in intangibles amortization.
Second Quarter 2015 and Full Year 2015 Outlook
Overall KVH expects continued growth and improving profitability as we progress throughout the year. We expect solid growth in our marine VSAT business while we expect our defense business to remain flat. A portion of our revenues and costs are denominated in pounds sterling, and there have recently been significant fluctuations in currency movements relative to the U.S. dollar. Significant changes to currency exchange rates, particularly between the U.S. dollar and pounds sterling, may have a material impact on our earnings. For the full year, we are reaffirming our previous guidance, as set out below:

•	Revenue for the full year is projected to be $190 million to $210 million.

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For the full year, net income is projected to be in the range of $4.6 million to $6.2 million with GAAP EPS projected to be in the range of $0.30-$0.40. Non-GAAP adjusted EBITDA is projected to be $25.0 million to $27.5 million with non-GAAP diluted EPS for the full year projected to be in the range of $0.81 to $0.91.

•	Revenue for the second quarter is projected to be in the range of $41 million to $45 million.

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For the second quarter, net loss is projected to be in the range of $1.2 million to $0.5 million with GAAP net loss per share to be in the range of $0.08 to $0.03. Non-GAAP adjusted EBITDA is projected to be $3.0 million to $3.7 million with non-GAAP diluted EPS for the second quarter projected to be in the range of $0.05 to $0.10.

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Other Recent Announcements

•	We introduced our new TracVision® TV8 maritime satellite TV antenna system, which is designed to provide tracking, reception and extended coverage needs for yachts and merchant vessels.

•	A new industry report by COMSYS, a market analysis firm, concluded that KVH’s mini-VSAT Broadband service has nearly double the number of vessels in service versus that of our nearest competitor.

•	We added additional capacity for our satellite network in the Asia-Pacific region, the Pacific Northwest, the eastern coast of Canada, and the U.S.

Please review the corresponding press releases for more details regarding these developments.
Conference Call Details
KVH Industries will host a conference call today at 10:30 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive and an MP3 podcast will also be available on the company website within three hours of the completion of the call.
Non-GAAP Financial Measures
Provided in this release is non-GAAP financial information, including non-GAAP net income, non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, as a supplement to the condensed financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. KVH believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting, and analyzing future periods. KVH believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics used in making operating decisions and because its investors and analysts use them to help assess the health of its business.
Some limitations of non-GAAP adjusted EBITDA, non-GAAP net income (loss), and non-GAAP diluted EPS, include the following:

•
Non-GAAP adjusted EBITDA represents net (loss) income before interest income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses, and adjustments resulting from the application of purchase accounting in connection with acquisitions.

•
Non-GAAP net income (loss) and diluted EPS exclude acquisition-related expenses, adjustments resulting from the application of purchase accounting in connection with acquisitions, adjustments related to stock-based compensation and intangible amortization, all net of tax, and also excludes any discrete tax items.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.
Because of these limitations, investors should consider these non-GAAP financial measures together with other financial performance measures, including net income, diluted net income (loss) per share, and KVH’s other financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliations below for further details.
About KVH Industries, Inc.
KVH Industries is a leading manufacturer of solutions that provide global high-speed Internet, television, and voice services via satellite to mobile users at sea and on land and is a leading news, music, entertainment, and training content provider to many industries including maritime, retail, and leisure. KVH Industries is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial guidance and stabilization applications. KVH is based in Middletown, RI, with research, development, and manufacturing operations in

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Middletown, RI, and Tinley Park, IL. The company’s global presence includes offices in Belgium, Brazil, Cyprus, Denmark, Hong Kong, Japan, the Netherlands, Norway, Singapore, and the United Kingdom.

This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, our anticipated revenue sales pipeline, backlog, competitive positioning, profitability, and product orders. The actual results could differ materially from the statements made in this press release. Factors that might cause these differences include, but are not limited to: the impact of extended economic weakness and high fuel prices on the sale and use of motor vehicles and marine vessels; the need to increase sales of the TracPhone® V-IP series products and related services to improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; unanticipated declines or changes in customer demand, due to economic, seasonal, and other factors, particularly with respect to the TracPhone V-IP series, including with respect to new pricing models; recent increases in airtime termination rates and lower unit sales in our mobile business; increased price and service competition in the mobile communications market; potential reduced sales to companies in or dependent upon the oil industry as a result of declining oil prices; exposure for potential intellectual property infringement; continued substantial fluctuations in military sales, including to foreign customers; unanticipated expenses associated with the launch of the IP-MobileCast service; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; potential litigation expenses; fluctuations in interest rates; potential changes in tax and accounting requirements or assessments, including management’s assessment of the probability and effect of future events; stock price volatility; and currency fluctuations, export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in KVH’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2015. Copies are available through its Investor Relations department and website, http://investors.kvh.com. KVH does not assume any obligation to update its forward-looking statements to reflect new information and developments.
KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including the following marks: KVH, KVH logo, Azimuth, TracVision, TracPhone, Tri-Americas, CommBox, TACNAV, IP-MobileCast, Videotel, Sailcomp, mini-VSAT Broadband and the mini-VSAT Broadband logo, E·Core, Crewtoo, Muzo, and the banded, dome-shaped housing of its satellite antennas. Other trademarks are the property of their respective companies.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2015	2014
Sales:
Product	$15,386	$18,007
Service	25,919	18,978
Net sales	41,305	36,985
Costs and expenses:
Costs of product sales	10,485	11,332
Costs of service sales	13,260	11,060
Research and development	3,750	3,667
Sales, marketing and support	8,080	7,470
General and administrative	7,638	5,150
Total costs and expenses	43,213	38,679
Loss from operations	(1,908)	(1,694)
Interest income	148	210
Interest expense	368	191
Other income, net	413	107
Loss before income tax benefit	(1,715)	(1,568)
Income tax benefit	(293)	(445)
Net loss	$(1,422)	$(1,123)
Net loss per common share:
Basic and diluted	$(0.09)	$(0.07)
Weighted average number of common shares outstanding:
Basic and diluted	15,538	15,313

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Cash, cash equivalents and marketable securities	$49,423	$49,802
Accounts receivable, net	33,787	39,936
Inventories	18,648	17,424
Other current assets	4,214	2,953
Deferred income taxes	2,790	2,772
Total current assets	108,862	112,887
Property and equipment, net	41,279	41,696
Goodwill	36,735	40,454
Intangible assets, net	30,820	33,641
Non-current deferred tax asset	2,733	2,690
Other non-current assets	4,692	4,469
Total assets	$225,121	$235,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$30,375	$33,708
Deferred revenue	7,774	7,791
Current portion of long-term debt	6,198	6,188
Total current liabilities	44,347	47,687
Other long-term liabilities	1,350	1,459
Non-current deferred tax liability	5,197	5,464
Long-term debt, excluding current portion	63,135	64,687
Stockholders' equity	111,092	116,540
Total liabilities and stockholders' equity	$225,121	$235,837

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(in thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
Net loss - GAAP	$(1,422)	$(1,123)

Discrete tax expense, net (a)	50	—
Stock-based compensation expense, net of tax	632	662
Acquisition-related compensation	189	—
Amortization of intangibles	1,442	460

Net income (loss) - Non-GAAP	$891	$(1)

Net income (loss) per common share - Non-GAAP:
Basic and diluted	$0.06	$ (0.00)

Note - The impact of the change in the deferred income tax asset valuation allowance on the number of diluted shares outstanding did not alter the diluted net income per common share result presented for both periods. As a result, the inconsequential impact to the diluted share number has not been included.

(a) Represents a change in the valuation allowance on a state research and development tax credit, and uncertain tax position adjustments.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
	2015	2014
GAAP net loss	$(1,422)	$(1,123)
Income tax benefit	(293)	(445)
Interest expense (income), net	220	(19)
Depreciation and amortization (a)	3,129	1,693

Non-GAAP EBITDA	1,634	106

Stock-based compensation expense	958	1,003
Acquisition-related compensation	189	—

Non-GAAP adjusted EBITDA	$2,781	$1,109

(a) Includes amortization of intangible assets resulting from acquisitions.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP ADJUSTED EBITDA GUIDANCE
(in millions, unaudited)

	Second Quarter	Full Year
	Fiscal 2015 (Projected)	Fiscal 2015 (Projected)

GAAP net (loss) income	$(1.2) - $(0.5)	$4.6 - $6.2

Estimated income tax (benefit) expense	$(0.2)	$2.6 - $3.5
Estimated interest expense (income), net	$0.2	$1.0
Estimated depreciation and amortization (a)	$3.3	$13.2
Estimated stock-based compensation expense	$0.9	$3.6

Non-GAAP adjusted EBITDA	$3.0 - $3.7	$25.0 - $27.5

(a) Reflects amortization of intangible assets resulting from acquisitions and depreciation of fixed assets.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP EPS GUIDANCE
(unaudited)

	Second Quarter	Full Year
	Fiscal 2015 (Projected)	Fiscal 2015 (Projected)

Net (loss) income per common share	$(0.08) - $(0.03)	$0.30 - $0.40

Estimated amortization (a)	$0.09	$0.36
Estimated stock-based compensation expense, net of tax	$0.04	$0.15

Non-GAAP net income per common share	$0.05 - $0.10	$0.81 - $0.91

(a) Reflects amortization of intangible assets resulting from acquisitions.

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